UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 31, 2023

Momentive Global Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38664	80-0765058
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Curiosity Way
San Mateo, California 94403
(Address of principal executive offices, including zip code)

(650) 543-8400
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	MNTV	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

This Current Report on Form 8-K is being filed in connection with the completion of the previously announced Merger (as described below) pursuant to the Agreement and Plan of Merger, dated as of March 13, 2023 (the “Merger Agreement”), between Mercury Bidco LLC (“Parent”), Mercury Merger Sub, Inc. (“Merger Sub”) and Momentive Global Inc. (“Momentive” or the “Company”).

On May 31, 2023 (the “Closing Date”), pursuant to the Merger Agreement, Merger Sub merged with and into the Company (the “Merger”), with the Company continuing as the surviving corporation of the Merger and a wholly owned subsidiary of Parent. Parent and Merger Sub were formed by an investment consortium led by STG Partners, LLC (“STG”).

Item 1.01          Entry into a Material Definitive Agreement.

The information set forth in the Introductory Note of this Current Report on Form 8-K is incorporated by reference into this Item 1.01.

Concurrently with the closing of the Merger, Mercury Midco LLC, as holdings, Parent, as the borrower, and the Company, as a guarantor, entered into that certain Credit Agreement with Acquiom Agency Services LLC, as administrative agent and collateral agent, the lenders from time to time party thereto and the guarantors from time to time party thereto (the “Credit Agreement”), which provides for (i) a term loan facility in an aggregate principal amount equal to $450 million and (ii) a revolving loan facility in an aggregate principal amount up to $40 million. Parent is the borrower, and certain of its subsidiaries are guarantors, under the Credit Agreement. The obligations under the Credit Agreement are secured on a first priority basis by substantially all assets of the borrower and the guarantors (subject to certain exclusions and exceptions). The Credit Agreement includes representations and warranties, covenants, events of default and other provisions that are customary for facilities of their respective types.

Item 1.02          Termination of a Material Definitive Agreement.

Concurrently with the closing of the Merger, the Company paid all outstanding obligations and terminated all credit commitments under that certain Second Amended and Restated Credit Agreement dated as of October 10, 2018, by and among the Company, Momentive Inc. (formerly known as SurveyMonkey Inc.), the lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent, as amended.

Item 2.01          Completion of Acquisition or Disposition of Assets.

The information set forth in the Introductory Note of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

Pursuant to the Merger Agreement, at the effective time of the Merger (the “Effective Time”):

1.
each share of common stock of Momentive, par value $0.00001 per share (“Common Stock”), outstanding immediately prior to the Effective Time (subject to certain exceptions, including shares of Common Stock owned by stockholders of Momentive who have properly exercised appraisal rights in accordance with Delaware law) automatically converted into the right to receive $9.46 in cash (the “Per Share Price”), without interest and subject to applicable withholding taxes.

2.
each Momentive outstanding restricted stock unit (a “Company RSU”) that was vested at the Effective Time (but not yet settled) or that vested as a result of the consummation of transactions contemplated by the Merger Agreement was cancelled and converted solely into the right to receive an amount in cash (without interest) equal to (1) the total number of shares of Common Stock subject to such vested Company RSU immediately prior to the Effective Time, multiplied by (2) the Per Share Price, less applicable Taxes required to be withheld with respect to such payment.

3.
each outstanding Company RSU that was not vested at the Effective Time was cancelled and converted solely into the contingent right to receive a cash award equal to (1) the total number of shares of Common Stock subject to such unvested Company RSU immediately prior to the Effective Time, multiplied by (2) the Per Share Price, less applicable Taxes required to be withheld with respect to such payment, which resulting payment will be subject to the same vesting terms and conditions as applied to such unvested Company RSU immediately prior to the Effective Time, with payment forfeited to the extent vesting is not satisfied.

4.
each outstanding share of Momentive restricted stock ( “Company Restricted Stock”), excluding shares of Company Restricted Stock that vested immediately prior to or as of the Effective Time including as a result of the consummation of the transactions contemplated by the Merger Agreement, was cancelled and converted into the contingent right to receive a cash award equal to (1) the total number of shares of Common Stock subject to such outstanding Company Restricted Stock award immediately prior to the Effective Time (as determined in accordance with the applicable award agreement), multiplied by (2) the Per Share Price, less applicable Taxes required to be withheld with respect to such payment, which resulting payment will be subject to the same vesting terms and conditions as applied to such Company Restricted Stock award immediately prior to the Effective Time, with payment forfeited to the extent vesting is not satisfied.

5.
each outstanding Momentive option to purchase shares of Common Stock that was vested at the Effective Time was cancelled and converted into the right to receive (without interest) an amount in cash equal to (1) the total number of shares of Common Stock subject to such vested option multiplied by (2) the excess, if any, of (a) the Per Share Price over (b) the exercise price per share of such vested option, less applicable Taxes required to be withheld with respect to such payment.

6.
each outstanding Momentive option to purchase shares of Common Stock that was not vested at the Effective Time, was cancelled and converted into the contingent right to receive a cash award equal to (1) the total number of shares of Common Stock subject to such unvested option immediately prior to the Effective Time, multiplied by (2) the excess, if any, of (a) the Per Share Price over (b) the exercise price per share of such unvested option, less applicable Taxes required to be withheld with respect to such payment, which resulting payment will be subject to the same vesting terms and conditions as applied to such unvested options immediately prior to the Effective Time.

7.
any option (whether vested or unvested) to purchase shares of Common Stock that has an exercise price per share that is greater than or equal to the Per Share Price was cancelled at the Effective Time for no consideration or payment.

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on March 14,  2023, which is incorporated herein by reference.

Item 2.03          Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 3.01          Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The information set forth in the Introductory Note and under Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

The Company notified The Nasdaq Stock Market LLC (“Nasdaq”) on May 31, 2023 of the consummation of the Merger. The Company requested that Nasdaq delist its Common Stock on May 31, 2023. As a result, Nasdaq filed a Form 25 with the SEC to remove the Common Stock from listing on Nasdaq and deregister the Common Stock pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

The Common Stock ceased trading on the Nasdaq effective prior to the opening of trading on June 1, 2023. After effectiveness of the Form 25, the Company intends to file with the SEC a certification and notice of termination on Form 15 to terminate the registration of the Common Stock under the Exchange Act and suspend the Company’s reporting obligations under Section 13 and Section 15(d) of the Exchange Act.

Item 3.03          Material Modification to Rights of Security Holders.

The information set forth in the Introductory Note and under Items 2.01, 3.01 and 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

Pursuant to the Merger Agreement and in connection with the consummation of the Merger, each outstanding share of Common Stock that was issued and outstanding immediately prior to the Effective Time (except as described in Item 2.01 hereof) was converted, at the Effective Time, into the right to receive the Per Share Price. Accordingly, at the Effective Time, the holders of such shares of Common Stock ceased to have any rights as stockholders of the Company, other than the right to receive the Per Share Price.

Item 5.01          Change in Control of Registrant.

The information set forth in the Introductory Note and under Items 2.01 and 3.01 of this Current Report on Form 8-K is incorporated herein by reference.

As a result of the Merger, a change in control of the Company occurred, and the Company became a wholly owned subsidiary of Parent. The total amount of consideration payable to the Company’s equityholders in connection with the Merger was approximately $1.5 billion. The funds used by Parent to consummate the Merger and complete the related transactions came from equity contributions from an investment consortium led by STG, and the proceeds received in connection with debt financing pursuant to the arrangements described in Item 1.01 of this Current Report on Form 8-K.

Item 5.02          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in the Introductory Note and under Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

On May 31, 2023, and as a result of the consummation of the Merger, J.T. Treadwell and Joe Clancy became directors of the Company. In accordance with the terms of the Merger Agreement, effective as of the Effective Time, the following persons, who were directors of the Company prior to the Effective Time, are no longer directors of the Company: Lauren Antonoff, David Ebersman, Ryan Finley, Erika H. James, Sheryl Sandberg, Susan L. Decker, Dana L. Evan, Sagar Gupta, Alexander Lurie and Benjamin C. Spero.

Effective June 1, 2023, Alexander Lurie is stepping down as the Company’s Chief Executive Officer (“CEO”) and Priyanka Carr is stepping down as the Company’s Chief Operating Officer (“COO”). Mr. Lurie’s and Ms. Carr’s departures are not a result of any disagreement with the Company regarding its operations or practices. Eric Johnson has been appointed as CEO of the Company effective June 1, 2023. As of June 1, 2023, Mr. Johnson’s compensation arrangements have not been finally determined.

Mr. Johnson, age 50, joined the Company in October 2022 as its interim Chief Marketing Officer, and previously served as a strategic advisor to the Company from time to time between November 2020 and September 2022, during which time he also advised several other technology companies.

Item 5.03          Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth in the Introductory Note and under Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

Effective as of the Effective Time and as a result of the completion of the Merger, the certificate of incorporation of the Company, as in effect immediately prior to the Merger, was amended and restated to be in the form of the certificate of incorporation attached as Exhibit 3.1 hereto, which is incorporated herein by reference.

Effective as of the Effective Time and as a result of the completion of the Merger, the bylaws of the Company, as in effect immediately prior to the Merger, were amended and restated to be in the form of the bylaws attached as Exhibit 3.2 hereto, which is incorporated herein by reference.

Item 5.07          Submission of Matters to a Vote of Security Holders.

On May 31, 2023, at 9:00 a.m. Pacific time, and prior to consummating the Merger, pursuant to the Merger Agreement, Momentive held a special meeting of stockholders (the “Special Meeting”).

As of April 12, 2023, the record date for the Special Meeting (the “Record Date”), there were outstanding 150,689,947 Common Shares, each of which was entitled to one vote on each proposal at the Special Meeting. At the Special Meeting, the holders of 122,148,254 Common Shares were present in person or represented by proxy.

The following are the voting results of the proposals considered and voted on at the Special Meeting, each of which is described in detail in Momentive’s definitive proxy statement, dated April 27, 2023, as amended and supplemented by an amendment dated May 19, 2023, filed by Momentive with the Securities and Exchange Commission (the “Proxy Statement”).

	FOR	AGAINST	ABSTAIN
Proposal 1: To adopt the Merger Agreement and approve the Merger.	121,772,461	281,596	172,499
Proposal 1 was approved for all purposes described in the Proxy Statement.

Proposal 2: To approve, on a non-binding, advisory basis, the compensation that will or may become payable by Momentive to its named executive officers in connection with the Merger.	114,086,867	2,897,305	5,242,384

Proposal 2 was approved.

In light of the approval of Proposal 1, Proposal 3 described in the Proxy Statement (relating to the adjournment of the Special Meeting if necessary or appropriate) was rendered moot and was not presented at the Special Meeting.

Item 9.01.          Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated March 13, 2023, among Mercury Bidco LLC, Mercury Merger Sub, Inc. and Momentive Global Inc. (incorporated herein by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on March 14, 2023)*

3.1	Amended and Restated Certificate of Incorporation of Momentive Global Inc.
3.2	Amended and Restated Bylaws of Momentive Global Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Certain exhibits and schedules to the Agreement and Plan of Merger have been omitted from this filing pursuant to Item 601(a)(5) of Regulation S-K. Registrant will furnish copies of such schedules to the Securities and Exchange Commission upon request by the Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MOMENTIVE GLOBAL INC.

Date: June 1, 2023	By:	/s/ Lora D. Blum
		Name:	Lora D. Blum
		Title:	Chief Legal Officer & Secretary